UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2004

Cleveland-Cliffs Inc

(Exact Name of Registrant as Specified in Charter)

Ohio	1-8944	34-1464672

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio	44114

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (216) 694-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Description of Common Shares
SIGNATURES
EXHIBIT INDEX
EX-4(A) Form of Common Share Certificate

Item 8.01. Other Events.

     On March 2, 2004, Cleveland-Cliffs Inc (the “Company”) filed a Current Report on Form 8-K to set forth in one document a description of the Common Shares (as defined below) of the Company. On November 9, 2004, the Company’s Board of Directors approved an amendment (the “Amendment”) to the Company’s Amended Articles of Incorporation (1) to change each issued and unissued authorized Common Share into two Common Shares, (2) to proportionately increase the authorized number of Common Shares from 28,000,000 to 56,000,000 shares, and (3) to decrease the par value of the issued and unissued Common Shares from $1.00 per share to $0.50 per share. The Amendment became effective upon filing with the Secretary of State for the State of Ohio on November 30, 2004. A copy of the Amendment is attached as an exhibit to the Current Report on Form 8-K filed on December 3, 2004.

     The description set forth below highlights important terms of the Common Shares as of the date hereof. This description is not a complete description of the terms of the Common Shares and is qualified by reference to the full text of the exhibits hereto, which are incorporated by reference into this document, and the provisions of Ohio law cited herein.

Description of Common Shares

General

     The Company has authorized 56,000,000 Common Shares, par value $0.50 per share (the “Common Shares”). The holders of Common Shares are entitled to one vote for each share upon all matters upon which shareholders have the right to vote and, upon proper notice, are entitled to cumulative voting rights in the election of directors. Common Shares do not have any preemptive rights, are not subject to redemption and do not have the benefit of any sinking fund.

     Holders of Common Shares are entitled to receive such dividends as the Company’s directors from time to time may declare out of funds legally available therefor. Entitlement to dividends is subject to the preferences granted to other classes of securities the Company has or may have outstanding in the future. In the event of liquidation of the Company, holders of Common Shares are entitled to share in any assets of the Company remaining after satisfaction in full of its liabilities and satisfaction of such dividend and liquidation preferences as may be possessed by the holders of other classes of securities the Company has or may have outstanding in the future.

     The Common Shares are listed on the New York Stock Exchange under the symbol “CLF.”

     The transfer agent and registrar for the Common Shares is EquiServe Trust Company, N.A.

Shareholder Rights Plan

     On September 9, 1997 the directors of the Company authorized and declared a dividend consisting of one right (“Right”) for each Common Share outstanding as of the close of business on September 19, 1997 (the “Record Date”). Each Right represents the right to purchase one-hundredth of one Common Share at an exercise price per Right of $160 on the terms and subject to the conditions set forth in the Rights Agreement, dated as of September 19, 1997, as amended (the “Rights Agreement”). The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights. The Rights will expire on September 19, 2007 (unless earlier redeemed or exchanged by the Company in accordance with the Rights Agreement), and are not exercisable until the occurrence of certain triggering events, which include the acquisition of, or tender or exchange offer for, 20 percent or more of the then-outstanding Common Shares. The Company is entitled to redeem the Rights at one cent per Right upon the occurrence of certain events. The Company is also entitled to exchange the Rights for Common Shares in certain circumstances.

Ohio Control Share Statute

     Section 1701.831 of the Ohio Revised Code requires the prior authorization of the shareholders of certain corporations in order for any person to acquire, either directly or indirectly, shares of that corporation that would entitle the acquiring person to exercise or direct the exercise of 20% or more of the voting power of that corporation in the election of directors or to exceed specified other percentages of voting power. In the event an acquiring person proposes to make such an acquisition, the person is required to deliver to the corporation a statement disclosing, among other things, the number of shares owned, directly or indirectly, by the person, the range of voting power that may result from the proposed acquisition and the identity of the acquiring person. Within 10 days after receipt of this statement, the corporation must call a special meeting of shareholders to vote on the proposed acquisition. The acquiring person may complete the proposed acquisition only if the acquisition is approved by the affirmative vote of the holders of at least a majority of the voting power of all shares entitle to vote in the election of directors represented at the meeting excluding the voting power of all “interested shares.” Interested shares include any shares held by the acquiring person and those held by officers and directors of the corporation as well as by certain others, including many holders commonly characterized as arbitrageurs. Section 1701.831 does not apply to a corporation if its articles of incorporation or code of regulations state that the statute does not apply to a corporation. Neither the Company’s Amended Articles of Incorporation nor its Amended Regulations contain a provision opting out of this statute.

Ohio Interested Shareholder Statute

     Chapter 1704 of the General Corporation Law of the State of Ohio prohibits certain corporations from engaging in a “chapter 1704 transaction” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, among other things:

•	the articles of incorporation expressly provide that the corporation is not subject to the statute (the Company has not made this election); or

•	the board of directors of the corporation approves the chapter 1704 transaction or the acquisition of the shares before the date the shares were acquired.

     After the three-year moratorium period, the corporation may not consummate a chapter 1704 transaction unless, among other things, it is approved by the affirmative vote of the holders of at least two-thirds of the voting power in the election of directors and the holders of a majority of the voting

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shares, excluding all shares beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder, or the shareholders receive certain minimum consideration for their shares. A chapter 1704 transaction includes certain mergers, sales of assets, consolidations, combinations and majority share acquisitions involving an interested shareholder. An interested shareholder is defined to include, with limited exceptions, any person who, together with affiliates and associates, is the beneficial owner of a sufficient number of shares of the corporation to entitle the person, directly or indirectly, alone or with others, to exercise or direct the exercise of 10% or more of the voting power in the election of directors after taking into account all of the person’s beneficially owned shares that are not then outstanding.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description of Exhibits
3(a)	Amended Articles of Incorporation of Cleveland-Cliffs Inc, as filed with Secretary of State of the State of Ohio on January 20, 2004 (filed as Exhibit 3(a) to Form 10-K of Cleveland-Cliffs Inc filed on February 13, 2004 and incorporated by reference, SEC File No. 1-08944)

3(b)	Amendment to Cleveland-Cliffs Inc Amended Articles of Incorporation, dated November 30, 2004 (filed as Exhibit 3(a) to Form 8-K of Cleveland-Cliffs Inc filed on December 3, 2004 and incorporated by reference, SEC File No. 1-08944)

3(c)	Regulations of Cleveland-Cliffs Inc as of February 25, 1985 (filed as Exhibit 3(b) to Annual Report on Form 10-K of Cleveland-Cliffs Inc filed on February 2, 2001 and incorporated by reference, SEC File No. 1-08944)

4(a)	Form of Common Share Certificate

4(b)	Rights Agreement, dated September 19, 1997, by and between Cleveland-Cliffs Inc and EquiServe Trust Company, N.A. (successor in interest to First Chicago Trust Company of New York), as Rights Agent (filed as Exhibit 4(b) to Annual Report on Form 10-K of Cleveland-Cliffs Inc filed on February 5, 2002 and incorporated by reference, SEC File No. 1-08944)

4(c)	Amendment No. 1, effective as of November 15, 2001, to Rights Agreement by and between Cleveland-Cliffs Inc and EquiServe Trust Company, N.A. (successor in interest to First Chicago Trust Company of New York), as Rights Agent (filed as Exhibit 4.1 to Amendment No. 1 to Form 8-A of Cleveland-Cliffs Inc filed on December 14, 2001 and incorporated by reference, SEC File No. 1-08944)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC

	By:		Donald J. Gallagher

		Name:	Donald J. Gallagher
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: December 6, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits
4(a)	Form of Common Share Certificate

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